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                                                     Exhibit 3.1

                                  BY-LAW NO. 1A

    A by-law relating generally to the conduct of the business and affairs of

                            CURTIS INTERNATIONAL LTD.

                        (herein called the "Corporation")

                                    CONTENTS


1. Interpretation                        8.   Dividends

2. Directors                             9.   Financial Year

3. Meetings of Directors                 10.  Notices

4. Remuneration and Indemnification      11.  Execution of Documents

5. Officers                              12.  Effective Date

6. Meetings of Shareholders              13.  Repeal

7. Shares


            BE IT ENACTED as a by-law of the Corporation as follows:

                                1. INTERPRETATION

1.01 In this by-law and all other by-laws and resolutions of the Corporation, unless the context otherwise requires:

                  (a) "Act" means the Business Corporations Act, 1990 together with the Regulations made pursuant thereto and any statute or regulations that may be substituted therefor, as amended from time to time;

                  (b) "articles" means the articles of incorporation of the Corporation as amended or restated from time to time;

                  (c) "board" means the board of directors of the Corporation;

                  (d) "by-laws" means this by-law and all other by-laws of the Corporation as amended from time to time, and from time to time in force and effect;

                  (e)      "Corporation" means this Corporation;


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                  (f)      "meeting of shareholders" means any meeting of
                           shareholders, whether annual or special; and "special meetings of shareholders" means a special meeting of all shareholders entitled to vote at an annual meeting of shareholders and a meeting of any class or classes of shareholders entitled to vote on the question at issue;

                  (g) "person" includes an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate, and a natural person in his capacity as trustee, executor, administrator or other legal representative;

                  (h) "recorded address" means, in the case of a shareholder, his address as recorded in the shareholders' register; and, in the case of joint shareholders, the address appearing in the shareholders' register in respect of such joint holding or the first address so appearing if there are more than one; and, in the case of a director, officer, auditor or member of a committee of the board, his latest address recorded in the records of the Corporation; and

                  (i) "unanimous shareholder agreement" shall have the meaning ascribed to such term under the Act.


1.02 In this by-law where the context requires, words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders.

1.03 Save as aforesaid, all the words and terms appearing in this by-law shall have the same definitions and applications as in the Act.


                                  2. DIRECTORS


2.01 Powers - Subject to any unanimous shareholder agreement, the business and affairs of the Corporation shall be managed or supervised by a board of directors.

       Until changed in accordance with the Act, the board shall consist of not fewer than the minimum number and not more than the maximum number of directors provided for in the articles.

2.02 Resident Canadians - Except where the Corporation is a non-resident Corporation, a majority of the directors shall be resident Canadians but where the Corporation has only one or two directors, that director or one of the two directors, as the case may be shall be a resident Canadian.


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2.03   Qualifications - No person shall be qualified for election as a director if he is less than 18 years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt.

2.04 Election and Term - The election of directors shall take place at the first meeting of shareholders and at each succeeding annual meeting at which an election of directors is required. The directors shall hold office for an expressly stated term, which shall expire not later than the close of the third annual meeting of shareholders following the election. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his election. Incumbent directors, if qualified, shall be eligible for re-election. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

2.05 Resignation - A director who is not named in the articles may resign from office upon giving a written resignation to the Corporation and such resignation becomes effective when received by the Corporation or at the time specified in the resignation, whichever is later. Until the first meeting of shareholders, a director named in the articles shall not be permitted to resign his office unless at the time the resignation is to become effective a successor is elected or appointed.

2.06 Removal - Subject to the provisions of the Act, the shareholders may, by ordinary resolution passed at a meeting of shareholders, remove any directors from office before the expiration of his or their respective terms and may, by a majority of the votes cast at the meeting, elect any person in his place for the remainder of his term.

2.07 Vacation of Office - A director ceases to hold office when he dies, resigns, is removed from office by the shareholders, or becomes disqualified to serve as a director.

2.08 Vacancies - Subject to the provisions of the Act, where as vacancy occurs on the board, a quorum of the directors then in office may appoint a person to fill the vacancy for the remainder of the term. If there is not a quorum of directors or if there has been a failure to elect the number of directors required by the articles or in the case of a variable board as required by special resolution, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

                            3. MEETINGS OF DIRECTORS

3.01 Place of Meetings - Meetings of the board may be held at any place within or outside Ontario and it shall not be necessary that, in any financial year of the Corporation, a majority of the meetings of the board be held at a place within Canada.


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3.02   Meetings by Telephone - Where all the directors present at or participating in the meeting have consented thereto, any director may participate in a meeting of the board or of a committee of the board by means of conference telephone, electronic or other communication facilities as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and a director participating in such a meeting by such means is deemed for the purposes of the Act and these by-laws to be present at the meeting. If a majority of the directors participating in such a meeting are then in Canada, the meeting shall be deemed to have been held in Canada.

3.03 Calling of Meeting - Meetings of the board shall be held from time to time at such place, at such time and on such day as the president or vice-president who is a director or any two directors may determine, and the secretary shall call meetings when directed or authorized by the president or by a vice-president who is a director or by any two directors. Notice of every meeting so called shall be given to each director not less than 48 hours (excluding any part of a Sunday and of a holiday as defined by the Interpretation Act (Ontario)) before the time when the meeting is to be held, except that no notice of meeting shall be necessary if all the directors are present or if those absent have waived notice of or otherwise signified their consent to the holding of such meeting. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified.

3.04 Regular Meetings - The Board may appoint a day or days in any month or months for regular meetings at a place and hour to be named. A copy of any resolution of the board fixing the place and time of regular meetings of the board shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meetings except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.05 First Meeting of New Board - Each newly elected board may without notice hold its first meeting immediately following a meeting of shareholders at which such board is elected, provided that a quorum of directors is present.

3.06 Quorum - Where the Corporation has fewer than three directors, all directors must be present at any meeting of directors to constitute a quorum. Subject to the articles or by-laws of the Corporation or any unanimous shareholder agreement providing otherwise, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors but in no case shall a quorum be less than two-fifths of the number of directors or less than the minimum number of directors, as the case may be.

3.07 Resident Canadians - Directors shall not transact business at a meeting of the board unless a majority of the directors present are resident Canadians or, where the Corporation has fewer than three directors, one of the directors present is a resident Canadian. However, directors may transact business at a meeting of the board where a majority of resident Canadian directors is not present if


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                  (a)      a resident Canadian director who is unable to be
                           present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

                  (b) a majority of resident Canadian directors would have been present had the director been present at the meeting.

3.08 Chairman - The chairman of any meeting of the board shall be the first mentioned of such of the following officers as have been appointed and who is a director and is present at the meeting:

                  (a)      Chairman of the Board;
                  (b)      President; or
                  (c)      a Vice-President.

If no such officer is present, the directors present shall choose one of their number to be chairman.

3.09 Votes to Govern - At all meetings of the board, every question shall be decided by a majority of the votes cast on the question, unless otherwise provided in any unanimous shareholder agreement.

3.10 Casting Vote - In the case of an equality of votes on any question at a meeting of the board, the chairman of the meeting shall not be entitled to a second or casting vote.

3.11 Disclosure of Interests in Contracts - Every director or officer of the Corporation who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, or is a director or officer of or has a material interest in any person who is a party to a material contract or transaction or proposed material contract or transaction with the Corporation, shall disclose in writing to the Corporation or request to have entered in the minutes of the meeting of directors the nature and extent of his interest at the time and in the manner required by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the Corporation's business would not require approval by the board or the shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

       A general notice to the directors by a director or officer disclosing that he or she is a director or officer of or has a material interest in a person and is to be regarded as interested in any contract made or any transaction entered into with that person, is a sufficient disclosure of interest in relation to any contract so made or transaction so entered into.


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3.12   Resolution in Lieu of Meeting - A resolution in writing, signed by all the directors entitled to vote on that resolution at a meeting of directors or committee of directors, is as valid as if it had been passed at a meeting of directors or committee of directors. A copy of every such resolution shall be kept with the minutes of the proceedings of the directors or committee of directors.

3.13 Delegation - Directors may appoint from their number a managing director who is a resident Canadian or a committee of directors and delegate to such managing director or committee any of the powers of the directors. If the directors appoint a committee of directors, a majority of the members of the committee must be resident Canadians. Unless otherwise determined by the board and subject to the Act and any unanimous shareholder agreement, each committee shall have the power to fix its quorum at not less than a majority of its members, to elect its chairman and to regulate its procedure.

                       4. REMUNERATION AND INDEMNIFICATION


4.01 Remuneration - Subject to the provisions of the Act, the articles, and the by-laws of the Corporation or any unanimous shareholder agreement, the board may fix the remuneration of the directors. Nothing contained herein shall preclude any director from serving the Corporation in any other capacity and receiving remuneration therefor. In addition, directors shall be paid such sums in respect of their out-of-pocket expenses incurred in attending board, committee or shareholders' meetings or otherwise in respect of the performance by them of their duties as the board may from time to time determine.

4.02 Limitation of Liability - Every director and officer of the Corporation, in exercising his powers and discharging his duties, shall act honestly and in good faith with a view to the best interests of the Corporation, and exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. Subject to the foregoing, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the Corporation, or for the insufficiency or deficiency of any security in or upon which any of the monies of the Corporation shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person with whom any of the monies, securities or effects of the Corporation shall be deposited, or for any loss occasioned by any error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever, which shall happen in the execution of the duties of his office or in relation thereto, unless the same are occasioned by his own willful neglect or default; provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act or from liability for any breach thereof.

4.03 Indemnity of Directors and Officers - Subject to the provisions of the Act, the Corporation shall indemnify a director or officer of the Corporation, a former director or officer of the Corporation, or a person who acts or acted at the Corporation's request

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as a director or officer of a body corporate of which the Corporation is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer of such Corporation or body corporate if

                  (a) he acted honestly and in good faith with a view to the best interests of the Corporation; and

                  (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

4.04 Insurance - Subject to the limitations contained in the Act, the Corporation may purchase and maintain such insurance for the benefit of its directors and officers as such, as the board may from time to time determine.

                                   5. OFFICERS

5.01 Appointment - Subject to the provisions of the Act, the articles or any unanimous shareholder agreement, the board may from time to time appoint a president, one or more vice-presidents (to which title may be added words indicating seniority or function), a secretary, a treasurer and such other officers as the board may determine, including one or more assistants to any of the officers so appointed. The board may specify the duties of and, in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the Corporation. Save for the chairman of the board and the managing director, an officer may but need not be a director and one person may hold more than one office.

5.02 Term, Remuneration and Removal - The terms of employment and remuneration of all officers elected or appointed by the board (including the president) shall be determined from time to time by resolution of the board. The fact that any officer or employee is a director or shareholder of the Corporation shall not disqualify him from receiving such remuneration as may be determined. All officers, in the absence of agreement to the contrary, shall be subject to removal by resolution of the board at any time with or without cause.

5.03 Chairman of the Board - The board may from time to time also appoint a chairman of the board who shall be a director. If appointed, the board may assign to him any of the powers and duties that are by any provisions of this by-law capable of being assigned to the president; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the chairman of the board, his duties shall be performed and his powers exercised by the president.

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5.04   Managing Director - The board may from time to time appoint a managing director who shall be a resident Canadian and a director. If appointed, he shall be the chief executive officer and, subject to the authority of the board, shall have general supervision of the business and affairs of the Corporation; and he shall, subject to the provisions of the Act, have such other powers and duties as the board may specify. During the absence or disability of the president, or if no president has been appointed, the managing director shall also have the powers and duties of that office.

5.05 President - The board may from time to time appoint a president. The president shall be the chief operating officer of the Corporation and, if no managing director has been appointed, and subject to the authority of the board, shall have the general supervision of the business and affairs of the Corporation and he shall have such other powers and duties as the board may specify. During the absence or disability of the managing director, or if no managing director has been appointed, the president shall also have the powers and the duties of that office.

5.06 Vice-President - The board may from time to time appoint one or more vice-presidents. A vice-president so appointed shall have such powers and such duties as the board or the chief executive officer may prescribe.

5.07 Secretary - The board may from time to time appoint a secretary. The secretary shall attend all meetings of the directors, shareholders and committees of the board and shall enter or cause to be entered in books kept for that purpose minutes of all proceedings at such meetings; he shall give, or cause to be given, when instructed, notices required to be given to shareholders, directors, auditors and members of committees; he shall be the custodian of the stamp or mechanical device generally used for affixing the corporate seal of the Corporation and of all books, papers, records, documents and other instruments belonging to the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.08 Treasurer - The board may from time to time appoint a treasurer. The treasurer shall keep, or cause to be kept, proper accounting records as required by the Act; he shall deposit, or cause to be deposited, all monies received by the Corporation in the Corporation's bank account; he shall, under the direction of the board, supervise the safekeeping of securities and the disbursement of funds of the Corporation; he shall render to the board, whenever required, an account of all his transactions as treasurer and of the financial position of the Corporation; and he shall perform such other duties as may from time to time be prescribed by the board.

5.09 Other Officers - The duties of all other officers of the Corporation shall be such as the terms of their engagement call for or the board requires of them. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board otherwise directs.

5.10 Variation of Duties - From time to time and subject to the provisions of the Act, the board may vary, add to or limit the powers and duties of any officer.

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5.11   Agents and Attorneys - The board shall have power from time to time to appoint agents or attorneys for the Corporation in or outside of Ontario with such powers of management or otherwise (including the power to sub-delegate) as may be thought fit.

5.12 Fidelity Bonds - The board may require such officers, employees and agents of the Corporation, as it deems advisable, to furnish bonds for the faithful performance of their duties, in such form and with such surety as the board may from time to time prescribe.

5.13 Conflict of Interest - An officer shall disclose his interest in any material contract or transaction or proposed material contract or transaction with the Corporation in accordance with Section 3.11 herein.

                         6.  MEETINGS OF SHAREHOLDERS


6.01 Annual Meetings - Subject to Section 6.16 herein, the directors shall call the first annual meeting of shareholders not later than eighteen months after the Corporation comes into existence and, subsequently, not later than fifteen months after holding the last preceding annual meeting. The annual meeting of shareholders of the Corporation shall be held at such time and on such day in each year as the board may from time to time determine, for the purposes of receiving the reports and statements required by the Act to be laid before the annual meeting, electing directors, appointing auditors and fixing or authorizing the board to fix their remuneration, and for the transaction of such other business as may properly be brought before the meeting.

6.02 Special Meetings - The board may at any time call a special meeting of shareholders for the transaction of any business which may properly be brought before such meeting of shareholders. All business transacted at an annual meeting of shareholders, except consideration of the financial statements, auditor's report, election of directors and reappointment of the incumbent auditor, is deemed to be special business.

6.03 Place of Meetings - Meetings of shareholders shall be held at the registered office of the Corporation, or at such other place within or outside of Ontario as the board from time to time determines.

6.04 Notice of Meetings - Notice of the time and place of each meeting of shareholders shall be sent not less than 10 days and not more than 50 days before the date of the meeting to the auditor of the Corporation, to each director, and to each person whose name appears on the records of the Corporation at the close of business on the day next preceding the giving of the notice as a shareholder entitled to vote at the meeting. Notice of a special meeting of shareholders shall state:

                  (a) the nature of the business to be transacted at the meeting in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and


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                  (b)      the text of any special resolution or by-law to be
                           submitted to the meeting.

A shareholder and any other person entitled to attend a meeting of shareholders may in any manner and at any time waive notice of or otherwise consent to a meeting of shareholders.

6.05 Persons Entitled To Be Present - The only persons entitled to attend a meeting of shareholders shall be those entitled to vote thereat, the directors and the auditor of the Corporation and others who although not entitled to vote are entitled or required under any provision of the Act or by-laws of the Corporation to be present at the meeting. Any other persons may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

6.06 Quorum - Subject to the provisions of the Act, and any unanimous shareholder agreement providing otherwise, the holders of a majority of the shares entitled to vote at a meeting of shareholders present in person or by proxy constitute a quorum for the transaction of business at any meeting of shareholders.

6.07 One-Shareholder Meeting - If the Corporation has only one shareholder, or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

6.08 Right to Vote - At any meeting of shareholders, unless the articles otherwise provide, each share of the Corporation entitles the holder thereof to one vote at a meeting of shareholder, subject to the provisions of the Act.

6.09 Joint Shareholders - Where two or more persons hold the same share or shares jointly, any one of such persons present at a meeting of shareholders may in the absence of the others vote the shares but, if two or more of such persons who are present in person or by proxy, vote, they shall vote as one on the shares jointly held by them.

6.10 Proxies - Every shareholder entitled to vote at a meeting of shareholders may, by means of a proxy, appoint a proxy holder or one or more alternate proxy holders who are not required to be shareholders to attend and act at the meeting in the manner and to the extent authorized by the proxy and with the authority conferred by the proxy. A proxy shall be in writing and executed by the shareholder or by his attorney authorized in writing and shall conform with the requirements of the Act. The board may by resolution fix a time not exceeding 48 hours, excluding Saturdays and holidays, preceding any meeting or adjourned meeting of shareholders, before which time proxies to be used at that meeting must be deposited with the Corporation or an agent thereof, and any period of time so fixed shall be specified in the notice calling the meeting. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the Corporation or an agent thereof specified in such notice or, where no time is specified in such notice, the proxy has been received by the secretary of the Corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

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6.11   Scrutineers - At each meeting of shareholders one or more scrutineers may be appointed by a resolution of the meeting or by the chairman with the consent of the meeting to serve at the meeting. Such scrutineers need not be shareholders of the Corporation.

6.12 Votes to Govern - Subject to the provisions of the Act, the articles and the by-laws of the Corporation or any unanimous shareholder agreement, all questions proposed for the consideration of the shareholders at a meeting shall be decided by a majority of the votes cast thereon. In case of an equality of votes either on a show of hands or on a poll, the chairman of the meeting shall not be entitled to a second or casting vote.

6.13 Show of Hands - Subject to the provisions of the Act, at all meetings of shareholders every question shall be decided by a show of hands unless a ballot thereon be required by the chairman or be demanded by a shareholder or proxyholder present and entitled to vote. Upon a show of hands, every person present and entitled to vote has one vote regardless of the number of shares he represents. After a show of hands has been taken upon any question, the chairman may require, or any shareholder or proxyholder present and entitled to vote may demand, a ballot thereon. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon be so required or demanded, a declaration by the chairman that the vote upon the question has been carried or carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the question. The result of the vote so taken and declared shall be the decision of the Corporation on the question. A demand for a ballot may be withdrawn at any time prior to the taking of the ballot.

6.14 Ballots - If a ballot is required by the chairman of the meeting or is demanded and the demand is not withdrawn, a ballot upon the question shall be taken in such manner as the chairman of the meetings directs.

6.15 Adjournment - The chairman of a meeting of shareholders may, with the consent of the meeting and subject to such conditions as the meeting may decide, adjourn the meeting from time to time and from place to place.

6.16 Resolution in Lieu of Meeting - Except where a written statement with respect to the subject matter of the resolution is submitted by a director or the auditors in accordance with the Act,

                  (a) a resolution in writing signed by all the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if it had been passed at a meeting of the shareholders; and

                  (b) a resolution in writing dealing with any matter required by the Act to be dealt with at a meeting of shareholders, and signed by all the shareholders entitled to vote at that meeting, satisfies all the requirements of the Act relating to that meeting of shareholders.

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                                    7. SHARES


7.01 Allotment - Subject to the provisions of the Act, the articles and any unanimous shareholder agreement, the board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the Corporation at such time and to such persons and for such consideration as the board shall determine, provided that no share shall be issued until it is fully paid as provided by the Act.

7.02 Lien for Indebtedness - Subject to the provisions of the Act, the Corporation shall have a lien on shares registered in the name of a shareholder indebted to the Corporation. Such lien may be enforced, subject to any other provision of the articles and to any unanimous shareholder agreement, by the sale of the shares thereby affected or by any other action, suit, remedy or proceeding authorized or permitted by law or by equity and, pending such enforcement, the Corporation may refuse to register a transfer of the whole or any part of such shares.

7.03 Share Certificates - Every holder of one or more shares of the Corporation is entitled, at his option, to a share certificate, or to a non-transferable written acknowledgment of his right to obtain a share certificate, stating the number and class or a series of shares held by him as shown on the records of the Corporation. Share certificates and acknowledgments of a shareholder's right to a share certificate shall be in such form as the board shall from time to time approve. Any share certificate shall be signed in accordance with Section 11.01 herein and need not be under the corporate seal.

7.04 Replacement of Share Certificates - Subject to the provisions of the Act, the directors may by resolution prescribe, either generally or in a particular case, the conditions upon which a new share certificate may be issued to replace a share certificate which has been defaced, lost, stolen or destroyed.

7.05 Transfer Agent and Registrar - The board may from time to time appoint a registrar to maintain the securities register and a transfer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch security registers and one or more branch transfer agents to maintain branch registers of transfers, but one person may be appointed both registrar and transfer agent. The board may at any time terminate any such appointment.

7.06 Joint Shareholders - If two or more persons are registered as joint holders of any share, the Corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividends, bonus, return of capital or other money payable or warrant issuable in respect of such share.

                                  8. DIVIDENDS


8.01 Declaration - Subject to the provisions of the Act, the articles and to any unanimous shareholder agreement, the board may declare and the Corporation may pay dividends to the shareholders according to their respective rights and interests in the Corporation. Dividends may be paid by issuing fully paid shares of the Corporation or options or rights to acquire fully paid shares of the Corporation or, subject to the provisions of the Act, may be paid in money or property.

8.02 Payment - A dividend payable in cash shall be paid by cheque drawn on the Corporation's bankers or one of them to the order of each registered holder of shares of the class in respect of which it has been declared, and mailed by ordinary mail postage prepaid to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded addresses. The mailing of such cheque as aforesaid shall satisfy and discharge all liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the Corporation is required to and does withhold, unless such cheque be not paid on due presentation.

8.03 Non-Receipt of Cheque - In the event of the non-receipt of any cheque for a dividend by the person to whom it is so sent as aforesaid, the Corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in a particular case.

                                9. FINANCIAL YEAR


9.01 Financial Year - The financial year of the Corporation shall end on the day of in each year, until changed by a resolution of the board.

                                   10. NOTICES


10.01 Method of Giving Notice - Subject to any unanimous shareholder agreement providing otherwise, any notice, communication or other document required by the Act, the regulations, the articles or the by-laws to be given by the Corporation to a shareholder, director, officer, or auditor or member of a committee of the board of the Corporation under any provision of the Act, the articles or by-laws or otherwise shall be sufficiently given if delivered personally to the person to whom it is to be given if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary mail or if sent to him at his recorded address by any means of any prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or delivered to the recorded address as aforesaid; a notice so mailed shall be deemed to have been received on the fifth day after mailing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer or auditor of the Corporation in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the Corporation or in the most recent notice filed under the Corporations Information Act (Ontario), whichever is the more current.

10.02 Computation of Time - In computing the date when notice must be given under any provision requiring a specified number of days' notice of any meeting or other event, "day" means a clear day and a period of days shall be deemed to commence on the day following the event that began the period and shall be deemed to terminate at midnight of the last day of the period except that if the last day of the period falls on a Sunday or holiday the period shall terminate at midnight of the day next following that is not a Sunday or holiday.

10.03 Omissions and Errors - The accidental omission to give any notice to any shareholder, director, officer or auditor, or the non-receipt of any notice by any shareholder, director, officer or auditor or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.04 Notice to Joint Shareholders - All notices with respect to any shares registered in more than one name may, if more than one address appears on the records of the Corporation in respect of such joint holding, be given to such joint shareholders at the first address so appearing, and notice so given shall be sufficient notice to all the holders of such shares.

10.05 Persons Entitled by Death or Operation of Law - Every person who by operation of law, by transfer or the death of a shareholder or otherwise becomes entitled to shares is bound by every notice in respect of such shares which has been duly given to the registered holder from who he derives title prior to his name and address being entered on the records of the Corporation (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the Corporation the proof of authority or evidence of his entitlement prescribed by the Act.

10.06 Waiver of Notice - Any shareholder (or his duly appointed proxy), director, officer or auditor may waive any notice or abridge the time required for any notice required to be given under any provision of the Act, the articles or by-laws of the Corporation or otherwise, and such waiver or abridgement, whether given before or after the meeting or other event of which notice is required to be given, shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board or a committee of the board which may be given in any manner.

10.07 Signatures to Notices - The signatures to any notice to be given by the Corporation may be written, stamped, typewritten or printed or partly written, stamped, typewritten or printed.

                           11. EXECUTION OF DOCUMENTS

11.01 Signing Officers - Deeds, transfers, assignments, contracts and obligations of the Corporation may be signed by the President or Secretary. Notwithstanding this, the board may at any time and from time to time direct the manner in which and the person or persons by whom any particular deed, transfer, contract or obligation or any class of deeds, transfers, contracts or obligations may be signed.

11.02 Seal - Any person authorized to sign any document may affix the corporate seal thereto.

                           12. EFFECTIVE DATE

12.01 Effective Date - This by-law shall come into force when enacted by the directors, subject to the provisions of the Act.

                           13. REPEAL

13.01 Repeal - Upon this by-law coming into force, By-law Number of the Corporation is repealed provided that such repeal shall not affect the previous operation of such by-law so repealed or affect the validity of any act done or right, privilege, obligation or liability acquired or incurred under the validity of any contract or agreement made pursuant to any such by-law prior to its repeal.

                  ENACTED by the board the 26th day of January, 1998.




                                          /s/ Aaron Herzog
                                          -----------------------------------
                                          Aaron Herzog - President


                                          /s/ Jacob Herzog
                                          -----------------------------------
                                          Jacob Herzog - Secretary

(Corporate Seal)

       Resolved that the foregoing by-law is hereby enacted by the directors of the Corporation, pursuant to the Business Corporations Act, 1990 as evidenced by the respective signatures hereto of all the directors.

                  DATED the 26th day of January, 1998.


/s/ Aaron Herzog                            /s/ Jacob Herzog
---------------------------------           ------------------------------------
Aaron Herzog                                Jacob Herzog


       In lieu of confirmation at a meeting of the shareholders, we the undersigned, being all of the shareholders of the Corporation entitled to vote at a meeting of shareholders, hereby confirm in writing the above by-law in accordance with the Business Corporations Act, 1990.

                  DATED the 26th day of January, 1998.

Ranch Limited

       /s/ Tzvi Ralbag                 /s/ Aaron Herzog
Per:   -------------------------       ------------------------------------
         A.S.O.                           Aaron Herzog


Worldwide Holdings Limited

       /s/ Jacob Herzog
Per:   -------------------------
         A.S.O.

                                  BY-LAW NO. 2A

       A by-law respecting the borrowing of money and the issuing of securities by:

                           CURTIS INTERNATIONAL LTD.

                        (herein called the "Corporation")

BE IT ENACTED as a by-law of the Corporation as follows:

1. Without limiting the borrowing powers of the Corporation as set forth in the Business Corporations Act, 1990 (the "Act"), the Directors of the Corporation may, from time to time without the authorization of the
Shareholders:

         (a)      borrow money upon the credit of the Corporation;

         (b) issue, re-issue, sell or pledge debt obligations of the Corporation;

         (c) subject to Section 20 of the Act, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

         (d) charge, mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligation of the Corporation.


2. The Directors may, from time to time, by resolution delegate any or all of the powers referred to in paragraph 1 of this by-law to a director, a committee of directors or one or more officers of the Corporation.

       ENACTED by the Director and sealed with the Corporation's seal the 26th day of January, 1998.

                                          /s/ Aaron Herzog
                                          -------------------------------
                                          Aaron Herzog - President

                                          /s/ Jacob Herzog
                                          -------------------------------
                                          Jacob Herzog - Secretary

(Corporate Seal)

       Resolved that the foregoing by-law is hereby enacted by the directors of the Corporation, pursuant to the Business Corporations Act, 1990 as evidenced by the respective signatures hereto of all the directors.

                  DATED the 26th day of January, 1998.

/s/ Aaron Herzog                           /s/ Jacob Herzog
------------------------------             --------------------------------
Aaron Herzog                               Jacob Herzog


       In lieu of confirmation at a meeting of the shareholders, we the undersigned, being all of the shareholders of the Corporation entitled to vote at a meeting of shareholders, hereby confirm in writing the above by-law in accordance with the Business Corporations Act, 1990.

       DATED the 26th day of January, 1998.

Ranch Limited
                                             /s/ Aaron Herzog
        /s/ Tzvi Ralbag                      ---------------------------------
Per:    ------------------------             Aaron Herzog
         A.S.O.


Worldwide Holdings Limited



        /s/ Jacob Herzog
Per:    ------------------------
         A.S.O.